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                                                                    Exhibit 10.6


                         AECOM TECHNOLOGY CORPORATION
                STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
                -----------------------------------------------


                         ARTICLE I.  GENERAL PROVISIONS
                         ------------------------------

1.   PURPOSE
     -------

     The purpose of this AECOM Technology Corporation Stock Incentive Plan For Non-Employee Directors (the "Plan") is to provide each Director with the ability to increase his or her proprietary interest in the Company's long-term prospects by providing for the grant of options to purchase AECOM Common Stock to Directors.

2.   DEFINITIONS
     -----------

     The following definitions shall be applicable throughout the Plan:


(a)  "Act" means the Securities Act of 1933, as amended from time to time.

          (b) "Agreement" means a written agreement setting forth the terms of an Option.

          (c) "Beneficiary" means the person(s) who, upon the death of a Participant, shall have acquired by will, laws of descent and distribution or by other legal proceedings, the right to receive the benefits specified under this Plan in the event of a Director's death.

          (d) "Board" means the Board of Directors of AECOM Technology Corporation.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (f)  "Committee" means the Special Committee of the Board.

          (g) "Common Stock" means the common stock ($.01 par value) of AECOM Technology Corporation.

          (h)  "Company" means AECOM Technology Corporation.
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          (i)  "Director" means any director of the Company who is not employed by the Company or by any holder of more than five percent (5%) of the outstanding voting securities of the Company.

          (j)  "Event" shall mean any of the following:

               (i) Approval by the stockholders of the Company of the dissolution or liquidation of the Company;

               (ii) Approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company (excluding from the term "former stockholders" a stockholder who is, or as a result of the transaction in question becomes, an "affiliate", as that term is used in the Exchange Act and the Rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or

               (iii) Approval by the stockholders of the Company of the sale of substantially all of the Company's business and/or assets to a person or entity which is not a Subsidiary.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (l) "Exercise Price" means with respect to each share of Common Stock subject to an Option, the price at which such share may be purchased from the Company pursuant to the exercise of such Option.

          (m) "Fair Market Value" means, as of any specified date, the fair market value of the Common Stock, as determined from time to time by the Committee.

          (n) "Nonqualified Stock Option" means any Option that does not comply with the provisions of Section 422 of the Code.

          (o)  "Option" means the right to purchase Common Stock as provided

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               in Article II.

          (p) "Participant" means a Director who has been granted Options under this Plan.

          (q) "Personal Representative" means the person or persons who, upon the disability or incompetence of a Director, shall have acquired on behalf of the Director, by legal proceeding or otherwise, the right to receive the benefits specified in this Plan.

          (r) "Plan" means this AECOM Technology Corporation Stock Incentive Plan For Non-Employee Directors.

          (s) "Termination" means retirement from the Board or termination of service as a Director for any other reason.

3.   SHARES; ADJUSTMENTS IN EVENT OF CHANGES IN CAPITALIZATION
     ---------------------------------------------------------

          (a) Shares Authorized for Issuance. There shall be reserved for issuance under the Plan 100,000 shares of Common Stock, subject to adjustment pursuant to subsection (b) below, in connection with the award of Options. Such shares shall be authorized but unissued shares of Common Stock. If any Option shall expire without having been exercised in full, the shares subject to the unexercised portion of such Option shall again be available for the purposes of the Plan.

          (b) Adjustments in Certain Events. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than cash dividends, the number or kind of shares that may be issued under the Plan shall be automatically adjusted so that the proportionate interest of the Directors shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.

4.   ELIGIBILITY
     -----------

     Any director of the Company who is not employed by the Company or by any holder of more than five percent (5%) of the outstanding voting securities of the Company shall be eligible to participate in the Plan.

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5.   ADMINISTRATION
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     Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties. Day-to-day administration of the Plan shall be the responsibility of the Company's Corporate Human Resources Department. This Department may authorize new or modify existing forms for use under this Plan so long as any such modified or new forms are not inconsistent with the terms of the Plan.


                              ARTICLE II.  OPTIONS
                              --------------------

1.   INITIAL OPTION GRANT
     --------------------

     On the effective date of this Plan, each person who is a Director as of such date shall be awarded an Option to purchase 5,000 shares of Common Stock.

2.   ANNUAL OPTION GRANT
     -------------------

     On the first business day following the Company's Annual Meeting of Shareholders in 1996 and each year thereafter until 2005, or, if no such meeting is held, on April 1 or the first business day thereafter, and each year thereafter (such day hereinafter referred to as the "Award Date"), each person who is a Director of the Company on the Award Date shall be automatically granted an Option to purchase 1,000 shares of Common Stock if, but only if, the return on average common stockholders' equity of the Company for the immediately preceding fiscal year as set forth in the Company's Annual Report to Shareholders is equal to or greater than 10%, an option to purchase 1,500 shares if such return on average shareholders' equity is equal to or greater than 15%, and 2,000 shares if such return on average shareholders' equity is equal to or greater than 20%.

3.   OPTION TERMS
     ------------

     Options granted under the Plan shall be subject to the following terms and conditions:

          (a) Option Designation and Agreement. Any Option granted under the Plan shall be granted as a Nonqualified Stock Option. Each Option shall be

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     evidenced by an Agreement between the recipient and the Company containing the terms and conditions of the Option.

          (b) Option Price. The Exercise Price of Common Stock issued pursuant to each Option shall be equal to the Fair Market Value of the Common Stock as of the end of the fiscal year immediately preceding the Award Date.

          (c) Term of Option. No Option shall be exercisable more than ten years after the date the Option is granted.

          (d) Vesting. Options granted under the Plan shall vest six months after the date of grant.

          (e) Exercise. Options, to the extent they are vested, may be exercised in whole or in part at any time during the option period; provided, however, that an option may not be exercised at any time for fewer than 100 shares (or the total remaining shares covered by the Option if fewer than 100 shares) during the term of the Option. The specified number of shares will be issued upon receipt by the Company of (i) notice from the optionee of exercise of an Option, and (ii) payment to the Company (as provided in (f) below) of the Exercise Price for the number of shares with respect to which the Option is exercised. Each such notice and payment shall be delivered or mailed by postpaid mail, addressed to the Treasurer of the Company at AECOM Technology Corporation, 3250 Wilshire Blvd., Los Angeles, California 90010, or such other place as the Company may designate from time to time.

          (f) Payment for Shares. The Exercise Price for the Common Stock shall be paid in full when the Option is exercised. The Exercise Price may be paid in whole or in part (i) in cash, (ii) in whole shares of Common Stock owned by the Director six months or longer and evidenced by negotiable certificates, valued at their Fair Market Value on the date of exercise,
     (iii) by a combination of such methods of payment, or (iv) in such other form or in such other manner as the Committee may determine. In addition, a Director may exercise the Option by effecting a "cashless exercise" of the Option; that is providing assurance from a broker registered under the Exchange Act, of the delivery of the proceeds of an imminent sale of the stock to be issued pursuant to the exercise of such Option, such sale to be made at the direction of the Director.

          (g) Termination. If a Director's service on the Board terminates by reason of (i) normal retirement from the Board at age 72, (ii) the death or total and permanent disability within the meaning of Section 22(e)(3) of the Code of such Director, (iii) an Event, or (iv) voluntary early retirement to take a position

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     in governmental service, any Option held by such Director may thereafter be exercised by the Director, or in the event of death by his or her Beneficiary, to the extent it was vested and exercisable at the time of termination (i) for a period equal to the number of years of completed
     Board service as of the date of termination of the Director on whose behalf the Option is exercised, or (ii) until the expiration of the stated term of such Option, whichever period is the shorter. In the event of termination for any reason other than those set forth above, any Option held by such Director may thereafter be exercised by the Director to the extent it was vested and exercisable at the time of termination (i) for a period of one year from the date of such termination or (ii) until the expiration of the stated term of such Option, whichever period is the shorter.
          (h) Term. No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of this Plan, but Option awards granted prior to such tenth anniversary may extend beyond that date until the expiration of their terms.


                     ARTICLE III.  MISCELLANEOUS PROVISIONS
                     --------------------------------------

1.   BENEFICIARY DESIGNATION
     -----------------------

     A Director may designate any person to whom payments are to be made if the Director dies before receiving payment of all amounts due hereunder. A designation of Beneficiary will be effective only after the signed Election is filed with the Secretary of the Company while the Director is alive and will cancel all designations of a Beneficiary signed and filed earlier. If the Director fails to designate a Beneficiary as provided above, remaining unpaid amounts shall be paid to the estate of such Director. If all Beneficiaries of the Director die before the Director or before complete payment of all amounts due hereunder, the remaining unpaid amounts shall be paid to the estate of the last to die of such Beneficiaries.

2.   INALIENABILITY OF BENEFITS
     --------------------------

     The interests of the Directors and their Beneficiaries under the Plan may not in any way be voluntarily or involuntarily transferred, alienated or assigned, nor be subject to attachment, execution, garnishment or other such equitable or legal process. Any Option shall be exercisable, during a Director's lifetime, only by him or her or his or her Personal Representative.

3.   GOVERNING LAW
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     The provisions of this Plan shall be interpreted and construed in accordance' with the laws of the State of California, without giving effect to the doctrine of conflict of laws.

4.   AMENDMENTS
     ----------

     The Committee may amend, alter or terminate this Plan at any time without the prior approval of the Directors. The Company, with the consent of the Participant, may make such modifications of the terms and conditions of such Participant's Options as it shall deem advisable. No Options may be granted during any suspension of this Plan or after its termination. The amendment, suspension or termination of this Plan shall not, without the consent of the Participant, alter or impair any rights or obligations pertaining to any Awards granted under this Plan prior to such amendment, suspension or termination.

5.   COMPLIANCE WITH RULE 16b-3
     --------------------------

     It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act to the extent that such Rule is applicable to the Company and that Plan participants remain disinterested persons ("Disinterested Persons") for purposes of administering other employee benefit plans of the Company and having such other plans be exempt from Section 16(b) of the Exchange Act. Therefore, if any Plan provision is found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining Disinterested Persons, that provision shall be deemed amended so that the Plan does so comply and the Plan participants remain disinterested, to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

6.   EFFECTIVE DATE
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     This Plan shall be effective as of May 25, 1995.


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